UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 28, 2006, the Centers for Medicare & Medicaid Services (“CMS”) released plan-specific membership data for the Medicare Advantage Plans which include Part D coverage (“MA-PD”) and Medicare stand-alone Prescription Drug Plans (“PDP”) for effective membership as of May 1, 2006. According to the data released by CMS, WellCare Health Plans, Inc. (the “Company”) will have 70,800 MA-PD beneficiaries and 849,700 PDP beneficiaries effective May 1, 2006.

The Company understands that the CMS data is based on information CMS has processed as of April 27, 2006. This data would not include end of month enrollment and disenrollment activity, both of which could materially affect the number of members in the Company’s plans for May 1, 2006. Further, the MA-PD membership does not include Medicare Advantage plans without Part D prescription drug coverage (“MA-only”) membership.

In its upcoming May 8, 2006 first quarter earnings release, the Company expects to release the following March 31, 2006 Medicare membership:

Medicare membership as of March 31, 2006
MA (includes MA-only and MA-PD plans)	74,000
PDP	703,500

The Company believes that the CMS May 1, 2006 PDP membership includes those members assigned to the Company in CMS’ facilitated enrollment process. The Company anticipates significant disenrollment among this facilitated enrolled population. Additionally, the Company expects disenrollment due to the Company’s phasing-in of its drug formularies. Finally, CMS may further reconcile its Medicare membership information. The Company expects to give further guidance on expected membership for MA and PDP in its upcoming first quarter earnings conference call.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, including statements related to the Registrant’s expected 2006 financial results, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Registrant’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the potential expiration, cancellation or suspension of our state or federal contracts;
•	our lack of prior operating history, including lack of experience with network providers and health benefits management, in expansion markets, including Georgia;
•
our lack of prior operating history in the prescription drug plan (“PDP”) business and potential inability to accurately predict the number of members in our PDP plans, including those who enroll through affirmative choice as well as through auto-assignment;

•	our ability to accurately predict and effectively manage health benefits, drug costs and other operating expenses;
•
the potential for confusion in the marketplace concerning PDP programs resulting from, among other things, the proliferation of health care options facing Medicare beneficiaries and the complexity of the PDP offerings, including the benefit structures;

•	our ability to accurately estimate incurred but not reported medical costs;
•	risks associated with future changes in healthcare laws, including repeal or modification of the Medicare Modernization Act of 2003 or any portion thereof;
•	potential reductions in funding for government healthcare programs, including reductions in funding resulting from the escalating costs of prescription drugs;
•	risks associated with periodic government reimbursement rate adjustments, the timing of the CMS risk-corridor payments to PDP providers and the accounting treatment for the PDP programs;
•	our ability to develop processes and systems to support our operations and future growth;
•	regulatory changes and developments, including potential marketing restrictions or sanctions and premium recoupment;
•	potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations or other inquiries;
•	risks associated with our acquisition strategy;
•	risks associated with our efforts to expand into additional states and counties;
•	risks associated with our substantial debt obligations; and
•	risks associated with our rapid growth, including our ability to attract and retain qualified management personnel.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Registrant’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on February 14, 2006, which contains discussions of the Registrant’s business and the various factors that may affect it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2006	WELLCARE HEALTH PLANS, INC. /s/ THADDEUS BEREDAY Thaddeus Bereday Senior Vice President and General Counsel